UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)  March 25, 2005

BEVERLY ENTERPRISES, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-9550	62-1691861

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Thousand Beverly Way Fort Smith, Arkansas		72919

(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code  (479) 201-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement

     The information set forth under “Item 3.03 Material Modification to Rights of Securities Holders” is incorporated herein by reference.

Item 3.03   Material Modification to Rights of Securities Holders

     The Board of Directors of Beverly Enterprises, Inc. (the “Company”) has approved an amendment (the “Amendment”) to the Rights Agreement, dated as of January 26, 2005, as the same may be amended from time to time (the “Agreement”), between the Company and The Bank of New York, as Rights Agent. The purpose of the Amendment is to clarify that, notwithstanding anything to the contrary contained in the Agreement, no person shall be deemed the beneficial owner of, or shall be deemed to beneficially own, any security solely by reason of that person’s solicitation or receipt of Special Meeting Notices, Special Meeting Demands and/or Nomination Notices from another person, and no person shall be deemed the beneficial owner of, or shall be deemed to beneficially own, any security solely by reason of such person’s execution, individually or together with other persons, or such person’s delivery to another person, of a Special Meeting Notice, Special Meeting Demand and/or Nomination Notice. For purposes of the Amendment, the terms “Special Meeting Notice”, “Special Meeting Demand” and “Nomination Notice” shall have the meanings set forth in the resolutions adopted by the Board of Directors of the Company (the “Board”) contained in Exhibit 99.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on March 23, 2005 (the “March Resolutions”) and the resolutions, effective as of March 25, 2005, attached as Exhibit 99.1 hereto. A copy of the Amendment is attached as Exhibit 4.1 hereto and is incorporated herein by reference. This summary description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01   Other Events.

     On March 22, 2005, the Company announced that the Board had unanimously voted to conduct an auction process to maximize value for all of the Company’s stockholders as soon as practicable through a sale of the Company.

     The Company also announced that, to ensure maximum accountability in pursuing an effective sale process, the Board had unanimously voted to hold a special meeting (the “Special Meeting”) of stockholders six months following the upcoming April 21, 2005 annual meeting, if requested by beneficial owners of at least 20% of the Company’s common stock.

     In order to assure that stockholders have the ability to elect a new board in October by plurality vote in the same manner as at an annual meeting, the current members of the Board have agreed that they will submit their resignations prior to the October meeting, even though they intend to stand for reelection if stockholders request such a meeting.

     The Company understands that certain holders of the Company’s common stock have expressed concerns about the procedures relating to the Special Meeting specified in the March

Resolutions. In response to these concerns, the Board has adopted additional resolutions, effective as of March 25, 2005, set forth as Exhibit 99.1 hereto, setting forth alternative procedures relating to the Special Meeting.

Item 9.01   Financial Statements and Exhibits.

     (c)       Exhibits

Exhibit No.	Exhibit
4.1	Amendment No. 1, to the Rights Agreement, dated April 7, 2005, between Beverly Enterprises, Inc. and The Bank of New York, as Rights Agent
99.1	Actions of the Board of Directors of Beverly Enterprises, Inc. by Unanimous Written Consent, effective as of March 25, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 7, 2005	BEVERLY ENTERPRISES, INC.
	By:	/s/ Jeffrey P. Freimark
	Name:	Jeffrey P. Freimark
	Title:	Executive Vice President, Chief Financial and Information Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
4.1	Amendment No. 1, to the Rights Agreement, dated April 7, 2005, between Beverly Enterprises, Inc. and The Bank of New York, as Rights Agent
99.1	Actions of the Board of Directors of Beverly Enterprises, Inc. by Unanimous Written Consent, effective as of March 25, 2005.